SCHEDULE  OF  PERFORMANCE  QUOTATIONS
        ENDING  REDEEMABLE  VALUE  PURSUANT  TO  SEC  RULES


                             N
                    P = (1+T)  = ERV

            Where   P = Initial payment of $1,000
                    T = Average annual total return
                    N = Number of years




From Commencement


                         Reinvest-                         Net
                           ment                 Total     Asset
  Date   Investment      Dividend    Shares    Shares     Value     Value
  ----   ----------    ------------  ------    ------     -----     -----
01/02/96  $1,000                     100.000   100.000    $10.00   $1,000.00
12/27/96                  $2.73        0.233              100.233
12/31/96 (ending value)                        100.233     11.73    1,175.73


              1/254/253
T = 1175.73              -1 = .1750
    -------
    1000.00

                                          254/253
ERV (From Commencement) = $1,000 (1+.1750)        = $1,175.73

                                   1
ERV (Annualized) = $1,000 (1+.1750)  = $1,175.00




                SCHEDULE  OF  PERFORMANCE  QUOTATIONS
     TOTAL  RETURN  PURSUANT  TO  NONSTANDARDIZED  COMPUTATION


                             N
                    P = (1+T)  =  Total Return

            Where   P = Initial payment of $10,000
                    T = Average annual return
                    N = Number of years




From Commencement


                       Reinvest-                          Net
                         ment                  Total      Asset
  Date   Investment    Dividend     Shares    Shares      Value     Value
  ----   ----------    --------     ------    ------      -----     -----
01/02/96  $10,000                  1,000.000  1,000.000  $10.00  $10,000.00
12/27/96                $27.30         2.331  1,002.331
12/31/96 (ending value)                       1,002.331   11.73   11,757.34



                1/254/253
T = (11,757.34)            -1 = .1750
     ---------
     10,000.00


                                                  254/253
Total Return From Commencement = $10,000 (1+.1750)        = $11,757.34

                                             1
Total Return (Annualized) = $10,000 (1+.1750)  = $11,750